EXHIBIT 21

Form 10-KSB for fiscal year ended June 30, 1996
Proactive Technologies, Inc.
List of Subsidiaries

                                      % owned   State of Incorporation

Proactive
Technologies, Inc.               Registrant          Delaware

Capital First Holdings, Inc.             100%        Florida

Decocrete Worldwide,
 Inc.  (acquired 80%
 in February 1996;
 15% in September 1996)                  95%         Florida

Quinstone, Inc.
  (acquired interest in September 1996)  82%        Florida